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                        CYBERCARE, INC. and Subsidiaries

                                                                    EXHIBIT 21.1
                              LIST OF SUBSIDIARIES
             (Each subsidiary is 100% owned unless otherwise noted)

-   CyberCare Technologies, Inc., a Georgia corporation
-   Help Innovations Acquisition Corporation, a Florida corporation
-   Pharmacy Care Specialists, Inc., a Florida corporation
-   Southeast Medical Centers, Inc., a Florida corporation
-   Tallahassee Sleep Disorders, Inc., a Florida corporation
-   Your Good Health Network, Inc., a Florida corporation
-   MIOA Acquisition Company I, Inc., a Florida corporation
-   MIOA Acquisition Company II, Inc., a Florida corporation
-   Ivanhoe Medical Systems, Inc., a Florida corporation
-   Professional Healthcare Services, Inc., a Florida corporation
-   Physical Therapy and Rehabilitation, Inc., a Florida corporation
-   Heartlabs of America, Inc., a Florida corporation
-   Clearwater Jet Center, Inc., a Florida corporation, 51% ownership
-   CyberCare Ventures Corp. I, a Florida corporation
- P.D. Health Consultants, LLC, a Delaware limited liability Company, dissolved 4/24/01
-   Air Response Medical Transport Corp., a Delaware corporation
-   Air Response North, Inc., owned 100% by ARMT
-   Cybercare.com, Inc., a Florida corporation
-   CyberCanadaCare, Inc., a Canadian corporation
-   CyberCare Holdings (B.V.I.) Ltd., a British Virgin Islands corporation
-   CyberCare International (B.V.I.) Ltd., a British Virgin Islands corporation
- CyberCare Net International (B.V.I.) Ltd., a British Virgin Islands corporation
-   CyberEuroNet (B.V.I.) Ltd., a British Virgin Islands corporation
-   CyberAsiaCare, Ltd., a British Virgin Islands corporation
-   CyberAsiaNet, Ltd., a British Virgin Islands corporation
-   CyberEuroCare, Ltd., a British Virgin Islands corporation
-   CyberAsiaCare Limited, a Hong Kong corporation
-   CyberAsiaNet Limited, a Hong Kong corporation
-   Cyber Pacificare Limited, a Hong Kong corporation
-   SIIC Cyber PacifiCare, a Hong Kong corporation, 33% ownership
-   CyberEuroCare AB, a Swedish corporation
-   Alleato CyberEuroCare AB, a Swedish corporation, 70% ownership

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-   CyberCare 24, Inc., a Florida corporation
- Global Air Charter, Inc., owned 100% by ARMT (prior to 9/30/01 - Sold to AIM Aircraft 9/30/01)
-   Global Air Rescue, Inc., a Delaware corporation, owned 100% by ARMT
-   Pharmacy Care Services, Inc.
-   Pharmacy Care Specialists International, Inc.
-   Physical Therapy and Rehabilitation of Central Florida, Inc.
-   Physical Therapy and Rehabilitation of South Florida, Inc.